Exhibit 99.10
UBS

UBS Loan Finance LLC
677 Washington Boulevard
Stamford, CT 06901
Telephone 203 719-3000
Telecopy to Tesia Sommer of JPMorgan at (212)270-1063
Acceptance of Request for Extension
December 27, 2006
Aetna Inc.
151 Farmington Avenue
Hartford, CT 06156
Re: Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)
Attention: Alfred P. Quirk, Vice President, Finance and Treasurer
Dear Al:
We have received your Extension Request, dated December 5, 2006, and pursuant to Section 2.06(c) (Maturity of Loans) of the above-referenced Credit Agreement, we hereby agree to the extension set forth in such request. Upon the effectiveness of the Extension Request in accordance with Section 2.06(c) of the Credit Agreement, the new Maturity Date will be January 20, 2012.
We have made a notation of this extension on the Schedule of Loans, Payments of Principal attached to our Syndicated Note(s).
Very truly yours,
UBS LOAN FINANCE LLC

By:	/s/ Richard L.Tavrow
Name: Richard L. Tavrow
Title: Director
By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director